EXHIBIT 21

READING INTERNATIONAL, INC. — LISTING OF SUBSIDIARIES

AHGP, Inc.
AHLP, Inc.
Angelika Film Centers (Dallas), Inc.
Angelika Film Centers LLC
Australia Country Cinemas Pty Ltd
Bayou Cinemas LP
Big 4 Farming LLC
Big 4 Ranch, Inc.
Burwood Developments Pty Ltd
Citadel Acquisition Corporation
Citadel Agriculture, Inc.
Citadel Cinemas, Inc.
Citadel Distribution Services, Inc.
Citadel Realty, Inc.
Cliveden Ltd
Copenhagen Courtenay Central Ltd
Craig Food & Hospitality
Craig Management, Inc.
Darnelle Enterprises Ltd
Dimension Specialty, Inc.
Entertainment Holdings, Inc.
Hope Street Hospitality
Hotel Newmarket Pty Ltd
J. J. Cotter Associates
Liberty Theaters, Inc.
Liberty Theatricals, LLC
Craig Corporation
Minetta Live, LLC
Newmarket Properties Pty Ltd
Orpheum Live, LLC
Liberty Live, LLC
Port Reading Railroad Company
Puerto Rico Holdings, Inc.
Railroad Investments, Inc.
Reading Australia Leasing Pty Ltd
Reading Australia Leasing Pty Ltd and Champion Pictures Pty Ltd Joint Venture
Reading Capital Corporation
Reading Cinema Properties Ltd
Reading Cinemas Courtenay Central Ltd
Reading Cinemas NJ, Inc.
Reading Cinemas of Puerto Rico, Inc.
Reading Cinemas Puerto Rico LLC
Reading Cinemas USA LLC

Reading Cinemas, Inc.
Reading Company
Reading Courtenay Central Ltd
Reading Entertainment Australia Pty Ltd
Reading Exhibition Pty Ltd
Reading Holdings, Inc.
Reading International Cinemas LLC
Reading Investment Company, Inc.
Reading Licenses Pty Ltd
Reading New Zealand Ltd
Reading Pacific LLC
Reading Properties Pty Ltd
Reading Real Estate Company
Reading Realty, Inc.
Reading Resources, Inc.
Reading Theaters, Inc.
Reading Transportation Company
RG-I, Inc.
RG-II, Inc.
Ronwood Investments Ltd
Royal George, LLC
Trenton-Princeton Traction Company
Tington Investments Ltd
Tobrooke Holdings Ltd
Trevone Holdings Ltd
Twin Cities Cinemas, Inc.
US International Property Finance Pty Ltd
Washington and Franklin Railway Company
Western Gaming, Inc.
Whitehorse Property Group Pty Ltd
Wilmington and Northern Railroad